CSFB04-AR04_PRELIM - Price/Yield - II-A-1	5s

Balance	[Contact Desk]	Delay	24	Formula	if curmonth le 58 then (#netrate2 – 0.0) else (#netrate2 -	WAC(2)	5	WAM(2)	358
Coupon*	4.811	Dated	4/1/2004	NET(2)	4.811	WALA(2)	2
Settle	4/30/2004	First Payment	5/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 58, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.0540]%

RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

102-05	4.0093	3.9026	3.8563	3.7820	3.7291	3.6449	3.4902	3.2955	3.0506	2.7878
102-05+	4.0041	3.8967	3.8501	3.7754	3.7221	3.6374	3.4818	3.2859	3.0395	2.7750

102-06	3.9988	3.8908	3.8440	3.7688	3.7152	3.6299	3.4734	3.2762	3.0283	2.7623

102-06+	3.9936	3.8849	3.8378	3.7621	3.7082	3.6225	3.4649	3.2666	3.0172	2.7496
102-07	3.9884	3.8791	3.8316	3.7555	3.7013	3.6150	3.4565	3.2570	3.0061	2.7369
102-07+	3.9832	3.8732	3.8255	3.7489	3.6943	3.6075	3.4481	3.2474	2.9950	2.7241
102-08	3.9780	3.8673	3.8193	3.7423	3.6874	3.6001	3.4397	3.2378	2.9839	2.7114
102-08+	3.9727	3.8614	3.8131	3.7357	3.6804	3.5926	3.4313	3.2282	2.9727	2.6987
102-09	3.9675	3.8556	3.8070	3.7290	3.6735	3.5852	3.4229	3.2186	2.9616	2.6860
102-09+	3.9623	3.8497	3.8008	3.7224	3.6665	3.5777	3.4145	3.2090	2.9505	2.6733
102-10	3.9571	3.8438	3.7947	3.7158	3.6596	3.5702	3.4061	3.1994	2.9394	2.6606
102-10+	3.9519	3.8379	3.7885	3.7092	3.6527	3.5628	3.3977	3.1898	2.9283	2.6479
102-11	3.9467	3.8321	3.7824	3.7026	3.6457	3.5554	3.3893	3.1802	2.9172	2.6352
102-11+	3.9414	3.8262	3.7762	3.6960	3.6388	3.5479	3.3809	3.1706	2.9062	2.6225
102-12	3.9362	3.8203	3.7701	3.6894	3.6319	3.5405	3.3725	3.1610	2.8951	2.6098
102-12+	3.9310	3.8145	3.7639	3.6828	3.6249	3.5330	3.3642	3.1514	2.8840	2.5971
102-13	3.9258	3.8086	3.7578	3.6762	3.6180	3.5256	3.3558	3.1418	2.8729	2.5844

WAL	3.25	2.86	2.72	2.52	2.39	2.21	1.95	1.69	1.44	1.25
Principal Window	May04 - Feb09	May04 - Feb09	May04 - Feb09	May04 - Feb09	May04 - Feb09	May04 - Feb09	May04 - Feb09	May04 - Oct08	May04 - Feb08	May04 - Aug07
Principal # Months	58	58	58	58	58	58	58	54	46	40

LIBOR_6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR_1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT_1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE